UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2006

Date of Report (Date of earliest event reported)

USI Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Bonus Targets for Executive Officers

On February 28, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of USI Holdings Corporation (the “Company”) approved the performance criteria for annual bonus awards under the Management Incentive Plan (the “MIP) for certain key officers and employees, including the chief executive officer and the named executive officers. Bonuses under the MIP will be based 80% on the Company’s financial performance and 20% on the officer’s individual performance. The specific financial performance measure will be growth in cash earnings per share from continuing operations, exclusive of selected items which in the judgment of the Committee would not be relevant in evaluating management’s operating performance. The specific individual goals will be customized for each officer and will be reviewed and approved by the Committee.  Total bonus awards may range from 0% to 200% of target bonus goals for the year; provided, however, that payments based on the individual performance criterion generally will not exceed 20% of the total bonus calculation for each individual officer.

Long Term Incentive Plan

On February 28, 2006, the Committee adopted the 2006 – 2008 Long Term Incentive Plan (the “Plan”), which will become effective for the 2006 performance year.  The Board of Directors of the Company will submit the Plan to the Company’s shareholders for approval as required for compensation payable pursuant to such arrangements to be treated as “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended. Under the Plan, the Company will provide certain key officers and employees, including the chief executive officer and the named executive officers, who are eligible to participate in the Plan with the opportunity to earn a long term incentive, paid in both cash and stock.  Actual amounts earned under this Plan will be based on the Company’s three-year cash earnings per share from continuing operations, exclusive of selected items which in the judgment of the Committee would not be relevant in evaluating management’s operating performance relative to its peer group.  Any awards earned are expected to be paid after the close of the performance period, in early 2009.

Item 5.02.  Election of Director.

On March 1, 2006, the Board of Directors of the Company elected William L. Atwell as a new director of the Company.

A copy of the press release announcing the election of Mr. Atwell is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of USI Holdings Corporation dated March 6, 2006, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2006

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II Title: Senior Vice President, General Counsel and Secretary

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of USI Holdings Corporation dated March 6, 2006, announcing the election of a new director.